EXHIBIT 23.1

                       Consent of Independent Accountants
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated April 15, 1999, relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of C-Phone Corporation, which is incorporated by reference in C-Phone Corporation's Annual Report on Form 10-KSB for the year ended February 28, 1999.


Raleigh, North Carolina
September 27, 1999